                                                                Exhibit 11.1

                        Town Sports International, Inc.

                   Statement of Computation of Per Share Data

   For the year ended May 31, 1997 and the three months ended August 31, 1997
                    All figures are $'000, except share data

                                                                         May 31, 1997             August 31, 1997
                                                                   ------------------------   ----------------------
                                                                                  Fully                     Fully
                                                                    Primary      Diluted      Primary       Diluted
                                                                   ----------  ------------  ----------  ------------
Net loss.........................................................  $   (2,222)  $   (2,222)  $  (   12)    $  (   12)
                                                                   ----------  ------------  ----------    ----------
                                                                   ----------  ------------  ----------    ----------

Weighted average number of common shares outstanding.............   1,010,000    1,010,000    1,010,000     1,010,000

Shares issuable upon exercise of outstanding options and
  warrants.......................................................                  171,164                    171,164
                                                                   ----------  ------------  ----------    ----------

Weighted average number of common shares used in computing
  per share data.................................................   1,010,000    1,181,164    1,010,000     1,181,164
                                                                   ----------  ------------  ----------    ----------
                                                                   ----------  ------------  ----------    ----------

Net loss per share...............................................  $  (  2.20)  $  ( 1.88)   $    (0.01)    $   (0.01)
                                                                   ----------  ------------  ----------    ----------
                                                                   ----------  ------------  ----------    ----------
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